Power of Attorney

The undersigned, as a Section 16 reporting person of Rudolph Technologies, Inc.
(the "Company"), hereby constitutes
and appoints Steven Roth, Robert Koch and Diane Cramp, and each of them, the undersigned's true and lawful attorney-in-fact to:

1. complete and execute Forms 3, 4
and 5 and other forms and all amendments
 thereto as such attorney-in-fact shall
in his or her discretion determine to be
 required or advisable pursuant to
Section 16 of the Securities Exchange
Act of 1934 (as amended) and the rules
and regulations promulgated thereunder,
or any successor laws and regulations,
as a consequence of the undersigned's
ownership, acquisition or disposition
of securities of the Company; and

2. do all acts necessary in order to
file such forms with the Securities
and Exchange Commission, any securities
exchange or national association, the
Company and such other person or agency
as the attorney-in-fact shall deem
appropriate.

The undersigned hereby ratifies and
confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the
undersigned, are not assuming, nor
is the Company assuming, any of the
undersigned's responsibilities to
comply with Section 16 of the Securities
Exchange Act of 1934 (as amended).

This Power of Attorney shall r
emain in full force and effect until
the undersigned is no longer required
to file Forms 3, 4 and 5 with respect
to the undersigned's holdings of and
transactions in securities issued by
the Company, unless earlier revoked
by the undersigned in a signed writing
delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be
executed as of this 17th day of February, 2006.

Signature: 	/s/ Jeff O'Dell
Print Name:  	Jeff O'Dell